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                                                                      EXHIBIT 21

                                 SUBSIDIARIES
                                      OF
                       THE DOE RUN RESOURCES CORPORATION


                                                               JURISDICTION OF
SUBSIDIARY                                                       ORGANIZATION


Fabricated Products, Inc.                                          Delaware

Doe Run Exploration SA (Proprietary) Limited                     South Africa

Doe Run Cayman Ltd.                                             Cayman Islands

Doe Run Mining S.R. Ltda.                                            Peru

Doe Run Peru S.R. Ltda.                                              Peru